INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of Morgan Stanley High Income Advantage Trust III:

In planning and performing our audit of the financial statements of Morgan
 Stanley High Income Advantage

Trust III (the "Trust"), formerly Morgan Stanley Dean Witter High Income Advantage Trust III, for the year ended January 31, 2002 (on which we have issued our report dated
March 12,
2002), we considered its internal
control, including control activities for safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, and not to provide assurance on the Trust's internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess
 the expected benefits and related
costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing
financial statements for external purposes that are fairly presented in
conformity with accounting principles
generally accepted in the United States of America.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to
error or fraud may occur and not
be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance
with policies or procedures may deteriorate.

Our consideration of the Trust's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the
American Institute of Certified
Public Accountants.  A material weakness is a condition in which the design or
operation of one or more of the
internal control components does not reduce to a relatively low level the risk
that misstatements caused by error
or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Trust's internal control
and its operation, including
controls for safeguarding securities, that we consider to be material weaknesses as defined above as of January
31, 2002.

This report is intended solely for the information and use of management, the
Board of Trustees and
Shareholders of Morgan Stanley High Income Advantage Trust III, and the
 Securities
 and Exchange
Commission and is not intended to be and should not be used by anyone other than
these specified parties.




Deloitte & Touche LLP
New York, New York
March 12, 2002